EXHIBIT 5




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                          DUANE, MORRIS & HECKSCHER LLP

                                ATTORNEYS AT LAW

                                ONE LIBERTY PLACE
                           PHILADELPHIA, PA 19103-7396
                                 (215) 979-1000

                                       FAX
                                 (215) 979-1020

122 E. 42nd STREET, SUITE 3300                   1667 K STREET N.W., SUITE 700
     NEW YORK, NY 10168                           WASHINGTON, D.C. 20006-1608

305 NORTH FRONT STREET, 5th FLOOR                1201 MARKET STREET, SUITE 1500
    HARRISBURG, PA 17108-1003                       WILMINGTON,DE 19801-0195

735 CHESTERBROOK BOULEVARD                            314 S. STATE STREET
   WAYNE, PA 19087-5638                                 DOVER, DE 19901

968 Postal Road, Suite 200                       51 HADDONFIELD ROAD, SUITE 340
 ALLENTOWN, PA 18109-0400                          CHERRY HILL, NJ 08002-4810

777 SOUTH FLAGLER DRIVE, SUITE 800W              ONE GATEWAY CENTER, SUITE 1210
     WEST PALM BEACH, FL 33401                         NEWARK, NJ 07102

                               September 25, 1997
The Board of Directors of
   Donegal Group Inc.
1195 River Road
Marietta, PA  17547

Gentlemen:

         We have acted as counsel to Donegal Group Inc. (the,"Company") in connection with the preparation and filing with the Securities and Exchange, Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the "Registration Statement") relating to the offer and sale by the Company of up to 1,000,000 sharesT(the "Shares") of Common Stock, $1.00 par value, of the Company, pursuant to the Company'sEDividend Reinvestment Plan (the "Plan").

         As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Certificate of Incorporation and By-laws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

         Based upon the foregoing, it is our opinion that each of the Shares, when issued in accordance with the terms and conditions of the Plan, will be duly authorized, legally and validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the use of this opinion in the Registration Statement, and we further consent to the reference to our name in the Prospectus under the caption "Legal Opinion."

                                            Sincerely,


                                            /s/ DUANE, MORRIS & HECKSCHER LLP

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